Exhibit 10.2
RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Bingham McCutchen LLP One State Street Hartford, Connecticut 06103 Attention: Frank A. Appicelli, Esq.
SPACE ABOVE LINE RESERVED FOR OFFICIAL RECORDER’S USE

CONSOLIDATED, AMENDED AND RESTATED
MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

By

165-25 147TH AVENUE, LLC and
85-01 24TH AVENUE, LLC
collectively, as Grantor

to

HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
collectively, as Grantee

Hartford Loan No. BHM0J4YP7

CONSOLIDATED, AMENDED AND RESTATED

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

This CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is executed as of July 1, 2010, by 165-25 147TH AVENUE, LLC and 85-01 24TH AVENUE, LLC, each a New York limited liability company (collectively, “Grantor”), whose address for notice hereunder is c/o GTJ REIT, Inc., 444 Merrick Road, Lynbrook, New York 11563, for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation (collectively, “Grantee”), whose address for notice hereunder is c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105.

RECITALS

A.           Grantee is the holder of the mortgages listed on Schedule 1 attached hereto and made a part hereof (collectively, the “Existing Mortgages”) and the notes (the “Existing Notes”) secured thereby.

B.           The Existing Notes were combined, consolidated and restated by a Consolidated Promissory Note of even date herewith in the aggregate principal amount of $45,500,000 given by Borrower to the Lenders (the “Consolidated Note”).

C.           Grantor and Grantee have entered into the Loan Agreement (defined below), which amends and restates the terms of the loan evidenced by the Consolidated Note and provides for the issuance of the Notes (defined below) in replacement of the Consolidated Note.

IN CONSIDERATION of the principal sum of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the liens of the Existing Mortgages are hereby consolidated, amended, restated and coordinated so that together they shall hereafter constitute in law but one first mortgage, a single lien upon the Property securing payment and performance of all amounts due and payable under the Notes and the other Obligations, on the term and conditions herein contained.

ARTICLE 1.

DEFINITIONS

Section 1.1.                      Definitions.

(a)           As used herein, the following terms shall have the following meanings:

“Collateral” means:  (a) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the

“Land”); (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (collectively, the “Improvements”); (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Collateral, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (collectively, the “Fixtures”); (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter located at or used in connection with, arising from or otherwise related to any of the Collateral or which may be used in or relating to the planning, development, financing or operation of the Collateral (collectively, the “Personal Property”), including insurance proceeds, contract rights, trademarks, goodwill, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, furniture, furnishings, equipment, machinery, building materials, construction materials, signage, computer equipment, leasehold improvements, devices, interior improvements, appurtenances, electronic data processing equipment, telecommunications equipment and other fixed assets, all Proceeds (as defined in the UCC) thereof and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located at the Property or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation; (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Collateral; (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (collectively, the “Plans”); (g) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or right to use or occupy, all or any part of the Collateral (collectively, the “Leases”); (h) all guaranties and other surety arrangements (written or oral, now or at any time in effect) of, for or otherwise relating to any of the Leases (collectively, the “Lease Guaranties”), together with any security and other deposits now or hereafter given to secure, or otherwise relating to, the Leases or the Lease Guaranties; (i) all minimum, percentage and other rentals paid or payable by any tenant, licensee, concessionaire, occupant or other user of all or any portion of the Collateral, whether pursuant to a Lease or otherwise (collectively, “Tenants”), all amounts paid or payable by Tenants pursuant to escalation or other adjustment provisions in their respective Leases or on account of maintenance or service charges, taxes, assessments, insurance, utilities, air conditioning and heating, and other administrative, management, operating and leasing expenses for the Collateral, all awards hereafter made to Grantor in any bankruptcy, insolvency or reorganization case or proceeding with respect to any Lease or Lease Guaranty, and all royalties, issues, profits, revenues, income, and other money and benefits paid or payable by Tenants or arising in connection with any Lease of Lease Guaranty

(collectively, the “Rents”); (j) all other agreements (written or oral, now or at any time in effect), including construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, and leases, licenses, and occupancy agreements in favor of Grantor as tenant, licensee, or occupant, and all permits, licenses, approvals, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Collateral (collectively, the “Property Agreements”); (k) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, now existing or hereafter arising; (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (m) all insurance policies, unearned premiums therefor and proceeds from such policies insuring the Collateral now or hereafter acquired by Grantor; (n) all air rights, all development rights, and all mineral, water, oil and gas rights, now or hereafter acquired and relating to all or any part of the Collateral; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Improvements, the Fixtures or the Personal Property, other than in connection with the Tire Shop Building Fire (as defined in the Loan Agreement) and the restoration thereof.  As used in this Mortgage, the term “Collateral” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Loan” means the loan in the aggregate principal amount of up to Forty-Five Million Five Hundred Thousand and 00/100 Dollars ($45,500,000.00) to be made by Grantee to Grantor pursuant to the Loan Agreement and evidenced by the Notes.

“Loan Documents” means:  (a) the Fixed Rate Term Loan Agreement of even date herewith executed by Grantor and Grantee (the “Loan Agreement”); (b) the Notes; (c) the Carveout Indemnity Agreement of even date herewith executed by the Carveout Indemnitor (as defined therein) in favor of Grantee; (d) this Mortgage; (e) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (d); and (f) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.

“Notes” means:  (a) the Promissory Note of even date herewith, executed by Grantor, payable to the order of Hartford Life Insurance Company in the stated amount of $25,000,000; (b) the Promissory Note of even date herewith, executed by Grantor, payable to the order of Hartford Life and Accident Insurance Company in the stated principal amount of $10,500,000; and (c) the Promissory Note of even date herewith, executed by Grantor, payable to the order of Hartford Life and Annuity Insurance Company in the stated principal amount of $10,000,000.

“Obligations” means: (a) all principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents; (b) all principal, interest and other amounts which may hereafter be loaned by Grantee, its successors or assigns, to or for the benefit of Grantor, when evidenced by a promissory note or other instrument which, by its terms, is governed or secured by the Loan Documents; and (c) all other indebtedness, obligations, covenants, and liabilities, now or hereafter existing, of any kind of Grantor to Grantee under documents which recite that they are intended to be secured by this Mortgage.

“Permitted Encumbrances” means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Grantee created by the Loan Documents.

“Property” means the Land, the Improvements, and the Fixtures.

“UCC” means the Uniform Commercial Code of the State of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

(b)           Capitalized terms not otherwise defined in this Mortgage shall have the meanings ascribed to such terms in the Loan Agreement.

Section 1.2.                      General Construction.  Unless otherwise noted, all “Article” and “Section” references shall be to Articles or Sections of this Mortgage.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

ARTICLE 2.

GRANT

Section 2.1.                      Grant.  To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS, and CONVEYS the Collateral to Grantee (subject, however, to the Permitted Encumbrances), TO HAVE AND TO HOLD, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Collateral unto Grantee.

ARTICLE 3.

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Grantee as follows:

                Section 3.1.                      Title to Collateral and Lien of this Instrument.  Grantor owns the Collateral free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Collateral.

Section 3.2.                      First Lien Status.  Grantor shall preserve and protect the first priority lien and security interest status of this Mortgage and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Collateral, Grantor shall promptly, and at its expense, give Grantee a detailed written notice of such lien or security interest (including origin, amount and such other information as Grantee may request), and shall either (i) pay the underlying claim in full or take such other action so as to cause it to be released, or (ii) contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Grantee).

Section 3.3.                      Payment and Performance.  Grantor shall pay and perform the Obligations in full when they are required to be performed.

Section 3.4.                      Replacement of Fixtures and Personal Property.  Grantor shall not, without the prior written consent of Grantee (which may be granted or withheld in Grantee’s sole and absolute discretion), permit any of the Fixtures or Personal Property to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Grantee prior to acquisition by Grantor.

Section 3.5.                      Maintenance of Rights of Way, Easements and Licenses.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Collateral and will not, without the prior consent of Grantee (which may be granted or withheld in Grantee’s sole and absolute discretion), consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Collateral.  Grantor shall comply with all restrictive covenants affecting the Collateral, and all Legal Requirements, including zoning ordinances, environmental laws and other public or private restrictions as to the use of the Collateral.

Section 3.6.                      Inspection.  Grantor shall permit Grantee, and their agents, representatives and employees, upon reasonable prior notice to Grantor, and subject to the rights of the Tenants and any subtenants, to inspect the Collateral and conduct such environmental and engineering studies as Grantee may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Collateral, and provided that as to any environmental study Grantee has a good faith belief that Grantor is not in material compliance with its warranties, covenants and agreements relating to compliance with Legal Requirements as more particularly described in Section 9.3 of the Loan Agreement.

Section 3.7.                      Other Covenants.  All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3 shall be covenants running with the Property.

Section 3.8.                      Condemnation Awards and Insurance Proceeds.

(a)           Condemnation Awards.  Grantor assigns to Grantee all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and authorizes Grantee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

(b)           Insurance Proceeds.  Subject to the terms and conditions as set forth in the Leases and except for the Tire Shop Building Fire and the restoration thereof, Grantor assigns to Grantee all proceeds of any insurance policies insuring against loss or damage to the Collateral.  Grantor authorizes Grantee to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly, subject to the terms of the Loan Agreement.

ARTICLE 4.

DEFAULT AND FORECLOSURE

Section 4.1.                      Remedies.  If an Event of Default exists, Grantee may, at Grantee's election, exercise any or all of the following rights, remedies and recourses:

(a)           Acceleration.  Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable and, immediately upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Notes at the Default Rate.

(b)           Entry on Collateral.  To the extent permitted by the Leases, enter the Collateral and take exclusive possession thereof and of all books, records and accounts relating thereto.  If Grantor remains in possession of the Collateral after an Event of Default and without Grantee's written consent (to be issued or withheld in Grantee’s sole and absolute discretion), Grantee may invoke any legal remedies to dispossess Grantor.

(c)           Operation of Collateral.  Hold, lease, develop, manage, operate or otherwise use the Collateral upon such terms and conditions as Grantee may deem reasonable under the circumstances (including making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions of Section 4.7.

(d)           Foreclosure and Sale.  To the greatest extent permitted by law, sell or offer for sale the Collateral in such portions, order and parcels as Grantee may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of

New York relating to the sale of real estate or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable.  At any such sale (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Grantee to be physically present at or to have constructive possession of the Collateral (Grantor shall deliver to Grantee any portion of the Collateral not actually or constructively possessed by Grantee immediately upon demand by Grantee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Grantee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Grantee shall contain a general warranty of title binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Grantee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Obligations, and advertisement and conduct of such sale in the manner provided herein and otherwise by law,  (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Grantee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for its or their purchase money and no such purchaser or purchasers, or its or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Grantee may be a purchaser at such sale and if Grantee is the highest bidder, may credit the portion of the purchase price that would be distributed to against the Obligations in lieu of paying cash.

(e)           Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Collateral for the repayment of the Obligations, the appointment of a receiver of the Collateral, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)           Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Mortgage), subject to any applicable law.

Section 4.2.                      Separate Sales.  The Collateral may be sold in one or more parcels and in such manner and order as Grantee, in its sole and absolute discretion, may elect; and the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3.                      Remedies Cumulative, Concurrent and Nonexclusive.  Grantee shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Notes and the other Loan Documents, or against the Collateral, or against any one or more of them, at the sole discretion of Grantee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Grantee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.  To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Grantee under the terms of this Mortgage, the Notes and the other Loan Documents.

Section 4.4.                      Release of and Resort to Collateral.  Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral.  For payment of the Obligations, Grantee may resort to any other security in such order and manner as Grantee may elect.

Section 4.5.                      Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Grantee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents or at law or in equity, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6.                      Discontinuance of Proceedings.  If Grantee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7.                      Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, operating, insuring, leasing, management, operation or other use of the Collateral, shall be applied by Grantee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)           to the payment of the reasonable costs and expenses of taking possession of the Collateral and of holding, using, leasing, repairing, improving and selling the same, including (1) trustee's and receiver's fees and expenses, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Collateral shall have been sold;

(b)           to the payment of all amounts (including interest at the Default Rate), other than the unpaid principal balance of the Notes and accrued but unpaid interest, which may be due to Grantee under the Loan Documents;

(c)           to the payment and performance of the remainder of the Obligations in such manner and order of preference as Grantee in its sole discretion may determine; and

(d)           the balance, if any, to the payment of the persons legally entitled thereto.

Section 4.8.                      Occupancy After Foreclosure.  The purchaser at any sale pursuant to Section 4.1(d) shall become the legal owner of the Collateral.  All occupants of the Collateral shall, at the option of such purchaser, become tenants of the purchaser at the sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Collateral other than the statutory action of forcible detainer in any court having jurisdiction over the Collateral.

Section 4.9.                      Additional Advances and Disbursements; Costs of Enforcement.

(a)           If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents and such failure constitutes an Event of Default, then without notice to or demand upon Grantor or any other Person, and without waiving or releasing any other right, remedy or recourse Grantee may have because of such Event of Default, Grantee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, provided that any such action by or on behalf of Grantee of such non-performance or breach shall not be deemed to cure any such Event of Default.  All sums advanced and expenses incurred at any time by Grantee under this Section 4.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall be payable within the Demand Period, and shall bear interest from the expiration of the Demand Period to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)           Prior to the expiration of the applicable Demand Period, Grantor shall pay, or at Grantee’s option, reimburse Grantee for, all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, or for defending or asserting the rights and claims of Grantee in respect thereof, by litigation or otherwise.

Such expenses shall include reasonable expenses (including the reasonable fees and expenses of legal counsel for Grantee) incurred in connection with (i) the preservation and enforcement of Grantee's liens and security interests under this Mortgage, (ii) the protection, exercise or enforcement of Grantee Beneficiary's rights with respect to the Property including Grantee's rights to (1) collect or take possession of the Property and the proceeds thereof, (2) hold the Property, (3) prepare the Property for sale or other disposition and (4) sell or otherwise dispose of the Property, and (iii) the assertion, protection, exercise or enforcement of Grantee's rights in any proceeding under the United States Bankruptcy Code, including the preparation, filing and prosecution of (1) proofs of claim, (2) motions for relief from the automatic stay, (3) motions for adequate protection, and (4) complaints, answers and other pleadings in adversary proceedings by or against Grantee or relating in any way to the Property.  The duties and obligations of Grantee under this Section 4.9(b) are in addition to, and not in lieu of, Grantee’s duties and obligations under Section 11.5 of the Loan Agreement.

Section 4.10.                      No Mortgagee-in-Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Grantee under the Loan Documents, at law or in equity shall cause Grantee to be deemed or construed to be a mortgagee-in-possession of the Collateral, to obligate Grantee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5.

ASSIGNMENT OF LEASES AND RENTS

Section 5.1.                      Assignment.  Grantor acknowledges and confirms that it has executed and delivered to Grantee an Assignment of Leases and Rents of even date (the “Assignment of Leases and Rents”), intending that such instrument create a present, absolute assignment to Grantee of, among other things, the Leases, Lease Guaranties and Rents.  Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Grantee, as further security for the Obligations, the Leases, Lease Guaranties and Rents.  Upon the occurrence of any Event of Default, Grantee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including the right to have a receiver appointed.  If any conflict or inconsistency exists between the assignment of Leases, Lease Guaranties and Rents in this Mortgage and the absolute assignment of Leases, Lease Guaranties and Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

Section 5.2.                      No Merger of Estates.  So long as any part of the Obligations remain unpaid and undischarged, the fee and leasehold estates to the Collateral shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Grantee, any lessee or any third party by purchase or otherwise.

ARTICLE 6.

SECURITY AGREEMENT

Section 6.1.                      Security Agreement.  This Mortgage shall constitute a security agreement under Article 9 of the UCC in each applicable jurisdiction with respect to the Personal Property, which shall be deemed to include any and all fixtures and personal property included in the description of the Personal Property, now owned or hereafter acquired by Grantor, which might otherwise be deemed “personal property” and all accessions thereto and the proceeds thereof.  Grantor has granted and does hereby grant Grantee a security interest in the Personal Property and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Mortgage.  The following provisions relate to such security interest:

(a)           The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use in the Collateral or otherwise relating to the Collateral.  If Grantor shall at any time acquire a commercial tort claim relating to the Collateral, Grantor shall promptly notify Grantee in a writing signed by Grantor of the brief details thereof and grant to Grantee a security interest therein and in the proceeds thereof.

(b)           Grantor hereby irrevocably authorizes Grantee at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as “all assets used or procured for use or otherwise relating to” the Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Collateral as defined, or in a manner consistent with the term as defined, in this Mortgage and (b) contain any other information required by part 5 of Article 9 of the UCC of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor.  Grantor agrees to provide any such information to Grantee promptly upon request.  Grantor also ratifies its authorization for Grantee to have filed in any filing office in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.  Grantor shall pay to Grantee, from time to time, within the Demand Period, any and all costs and expenses incurred by Grantee in connection with the filing of any such initial financing statements and amendments, including attorneys’ fees and all disbursements.  Such costs and expenses shall bear interest at the Default Rate from the expiration of the Demand Period until the date repaid by Grantor, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Mortgage.

(c)           Grantor shall any time and from time to time take such steps as Grantee may reasonably request for Grantee to obtain “control” of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

(d)           Upon the occurrence of an Event of Default, Grantee shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity or under this Mortgage.

(e)           It is intended by Grantor and Grantee that this Mortgage be effective as a financing statement filed with the applicable real estate records as a fixture filing covering the Collateral.  A description of the Land which relates to the Personal Property is set forth in Exhibit A attached hereto.  Grantor is a New York limited liability company with the following organizational identification numbers, issued by the Secretary of State of the State of New York:  (i) 165-25 147th Avenue, LLC - 27-2780208; and (ii) 85-01 24th Avenue, LLC - 27-2780352.  The Grantor is the record owner of the Land.

(f)           Terms defined in the UCC and not otherwise defined in this Mortgage shall have the same meanings in this Article as are set forth in the UCC.  In the event that a term is used in Article 9 of the UCC and also in another Article of the UCC, the term used in this Article is that used in Article 9.  The term “control,” as used in this Article, has the meaning given in Sections 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

ARTICLE 7.

MISCELLANEOUS

Section 7.1.                      Notices.  Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party.  All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Mortgage.  Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier service for next business day delivery, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Grantee or Grantor, as the case may be.  Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 7.2.                      Covenants Running with the Property.  All Obligations contained in this Mortgage are intended by Grantor, and Grantee to be, and shall be construed as, covenants running with the Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Property (without in any way implying that Grantee has or will consent to any such conveyance or transfer of the Property).  All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Grantee (which may be issued or withheld in Grantee’s sole and absolute discretion).

Section 7.3.                      Attorney-in-Fact.  Grantor hereby irrevocably appoints Grantee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Grantee deems appropriate to protect Grantee's interest, if Grantor shall fail to do so within ten (10) days after written request by Grantee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property, and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Grantee's security interests and rights in or to any of the Collateral, and (d) upon the occurrence of an Event of Default, to perform any obligation of Grantor hereunder or under any of the other Loan Documents; however:  (1) Grantee shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Grantee in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate from the expiration of the applicable Demand Period until paid by Grantor; (3) Grantee as such attorney-in-fact shall only be accountable for such funds as are actually received by Grantee; and (4) Grantee shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take hereunder, except arising from the gross negligence or willful misconduct of Lender or its agents, representatives or contractors.

Section 7.4.                      Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Grantee and Grantor and their respective successors and assigns provided that Grantor shall not, without the prior written consent of Grantee (which may be granted or withheld in Grantee’s sole and absolute discretion), assign any rights, duties or obligations hereunder.

Section 7.5.                      No Waiver.  Any failure by Grantee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Grantee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6.                      Subrogation.  To the extent proceeds of the Notes have been used to extinguish, extend or renew any indebtedness against the Collateral, then Grantee shall be subrogated to all of the rights, liens and interests existing against the Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Grantee.

Section 7.7.                      Loan Agreement.  If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

Section 7.8.                      Release or Reconveyance.  Upon the full, final and indefeasible payment and performance of the Obligations, Grantee, at Grantor's reasonable expense, shall release the liens and security interests created by this Mortgage or reconvey the Collateral to Grantor.

Section 7.9.                      Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Grantor and Grantee or any rights or remedies of Grantee.

Section 7.10.                      Limitation on Liability.  Grantor's liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement.

Section 7.11.                      Obligations of Grantor, Joint and Several.  If more than one person or entity has executed this Mortgage as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 7.12.                      Governing Law.  This Mortgage shall be governed by the laws of the State of New York.

Section 7.13.                      Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.14.                      Entire Agreement.  This Mortgage and the other Loan Documents embody the entire agreement and understanding between Grantee and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

ARTICLE 8.

STATE LAW PROVISIONS

Section 8.1.                      Inconsistent Provisions.  In the event of any inconsistencies between the terms and conditions of this Article 8 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.

Section 8.2.                      No Residential Dwelling Units.  Borrower represents that this Mortgage does not cover real property principally improved by one or more structures containing in the aggregate six or less residential dwelling units having their own separate cooking facilities.

Section 8.3.                      Trust Fund.  Borrower shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and shall apply such advances first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.  The covenants of this Section 8.3 are made pursuant to Section 13 of the Lien Law of the State of New York.

Section 8.4.                      RPL

(a)           Statutory Construction.  All rights and remedies conferred upon Lender pursuant to those sections of the Real Property Law of the State of New York (the “RPL”) which construe mortgages containing specific statutory language, including Section 254 thereof, are intended to be conferred upon Lender, in addition to, and not in limitation of, all other rights and remedies of Lender hereunder, at law or in equity.  The clauses and covenants contained in this Mortgage that are construed by Section 254 of the RPL shall be construed as provided in those sections (except as provided in Section 8.4(b) hereof).  The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 8.4(b) hereof), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254.  In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

(b)           Insurance Proceeds.  In the event of any conflict, inconsistency or ambiguity between (i) the provisions of this Mortgage, the Loan Agreement or any of the other Loan Documents and (ii) the provisions of subsection 4 of Section 254 of the RPL covering the insurance of buildings against loss by fire and the application of the proceeds thereof, the provisions of this Mortgage, the Loan Agreement and the other Loan Documents shall control.

(c)           Section 291-f Agreement.  This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the RPL and shall be entitled to the benefits afforded thereby.  Borrower hereby covenants and agrees that Borrower shall not, without the consent of Lender, (i) amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease, except pursuant to and in accordance with the provisions of this Mortgage, the Loan Agreement and the other Loan Documents, or (ii) collect any Rents (exclusive of security deposits and last months’ rental deposits) more than thirty (30) days in advance of the time when the same shall become due.  Borrower shall (unless such notice is contained in a Lease) deliver notice of this Mortgage in form and substance acceptable to Lender, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Lender the full protections and benefits of Section 291-f. Borrower shall request the recipient of any such notice to acknowledge the receipt thereof.  Excepted from the terms of this Section 8.4(c) is any action in connection with the Tire Shop Building Fire and the restoration thereof.

Section 8.5.                      RPAPL.  If an Event of Default exists, Lender may (but shall not be obligated to) elect to sell the Collateral or any part thereof by exercise of the power of foreclosure or of sale granted to Lender by Articles 13 or 14 of the Real Property Actions and Proceedings Law of the State of New York (the “RPAPL”).  In such case, Lender may commence a civil action to foreclose this Mortgage pursuant to an in accordance with Article 13 of the RPAPL, or it may proceed and sell the Collateral pursuant to and in accordance with Article 14 of the RPAPL to satisfy the Obligations.

Section 8.6.                      Maximum Indebtedness.  Notwithstanding anything to the contrary contained in this Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage (including Borrower’s obligation to reimburse advances made by Lender), either at execution or at any time thereafter, is $45,500,000, plus interest thereon and any amounts that Lender expends upon and following the occurrence of any Event of Default to the extent that any such amounts shall constitute payment of (i) taxes or assessments of any kind that may be imposed by law upon the Collateral; (ii) premiums on insurance policies covering the Collateral; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or change to which Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the default rate provided in the Loan Agreement, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

                                Section 8.7.                      Mortgage Recording Taxes.  Borrower shall pay any and all mortgage recording taxes attributable to the recording of this Mortgage.

Section 8.8.                      Occupancy of Property.  While an Event of Default exists and pending the exercise by Lender of its right to exclude Borrower from all or any part of the Property, Borrower agrees to pay the fair and reasonable rental value for the use and occupancy of the Property or any portion thereof which are in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Property to Lender or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery or possession of the Property for non-payment of rent, however designated.

Section 8.9.                      Additional Costs.  In any suit to foreclose the lien hereof (including any partial foreclosure) or to enforce any other remedy of Lender under this Mortgage or the other Loan Documents, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree, all reasonable expenditures and appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs which may be estimated as items to be expended after entry of the decree of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title and value as Lender may deem necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title or the value of the Property.

Section 8.10.                      Release or Assignment of Mortgage.  Notwithstanding anything herein to the contrary, upon any prepayment or payment to Lender of all Obligations on the maturity date of the Loan or as otherwise provided for in the Loan Documents and the performance by Borrower of all other Obligations, then Borrower shall be entitled to receive, at the option and request of Borrower, either a release of this Mortgage or an assignment of this Mortgage by Lender to an institutional lender, in recordable form without recourse to, or any representation or warranty by, Lender, express or implied, without payment of any further sums to Lender (other than Lender's reasonable attorneys' fees relating thereto), but only if, in the case of any such assignment, such assignment can be accomplished without violating the provisions of any applicable law or administrative regulation.

Section 8.11.                      Waiver of Right to Trial By Jury/Submission to Jurisdiction.  GRANTOR AND GRANTEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR AND GRANTEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE.  GRANTEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR AND GRANTEE.  GRANTOR AND GRANTEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF QUEENS, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS MORTGAGE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS MORTGAGE OR ANY OTHER SECURITY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS.

Section 8.12.                      WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES.  NEITHER GRANTOR NOR GRANTEE SHALL BE RESPONSIBLE OR LIABLE TO THE OTHERS OR TO ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS MORTGAGE OR THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY BREACH OR OTHER DEFAULT BY ANY PARTY HERETO.

Section 8.13.                      Consolidation, Amendment and Restatement.  Borrower hereby assumes all of the agreements, obligations and liabilities of the Existing Mortgages and the Existing Mortgages are hereby combined, consolidated, modified and restated in their entirety, and the liens of the Existing Mortgages are hereby combined, consolidated and modified, so that all of the terms and conditions contained in this Mortgage shall supersede and control the terms and conditions of the Existing Mortgages (it being agreed that the execution of this Mortgage shall not impair the lien created by the Existing Mortgages) and that together they shall hereafter constitute but one mortgage and one lien represented by this Mortgage securing the amount of the Loan plus interest, and creating a single lien on the Premises.

[Remainder of this page intentionally left blank; Signature page to follow]

IN WITNESS WHEREOF, this Mortgage has been executed by Grantor and is effective as of the day and year first above written.

165-25 147TH AVENUE, LLC,
a New York limited liability company

By: Green Acquisition, Inc.,
a New York corporation, its sole member

By:____________________________
Name: Jerome Cooper
Title: President

85-01 24TH AVENUE, LLC,
a New York limited liability company

By: Triboro Acquisition, Inc.,
a New York corporation, its sole member

By: _________________________
Name: Jerome Cooper
Title: President

[Signature Page to Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing]

STATE OF______________                                                   )
)      ss:
COUNTY _______________                                                   )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of Green Acquisition, Inc., a corporation and sole member of 165-25 147th Avenue, LLC, a limited liability company and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation and limited liability company by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

STATE OF______________                                                   )
)      ss:
COUNTY _______________                                                   )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of Triboro Acquisition, Inc., a corporation and sole member of 85-01 24th Avenue, LLC, a limited liability company and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation and limited liability company by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

[Acknowledgment Page to Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing]

EXHIBIT A

[Legal Description]

Block 13296 Lot 7

ALL that certain piece or parcel of land, situate, lying and being in the Borough of Queens, City and State of New York, more particularly designated on the Tax Map of the City of New York for the Borough of Queens as Lot 7, in Block 13296 on Section 56 thereof, as said map was on the 3rd day of November 1952.

Block 13296 Lot 14

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 146th Avenue, distant 141.57 feet easterly from the corner formed by the intersection of the southerly side of 146th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE easterly along the southerly side of 146th Avenue, 409.87 feet to the corner formed by the intersection of the southerly side of 146th Avenue with the westerly side of 167th Street;

THENCE southerly along the westerly side of 167th Street, 445.08 feet to the corner formed by the intersection of the westerly side of 167th Street with the northerly side of 147th Avenue;

THENCE westerly along the northerly side of 147th Avenue, 449.68 feet to a point;

THENCE northerly at right angles or nearly so to 147th Avenue, 255.05 feet to a point;

THENCE westerly along the northerly side of 146th Road, 99.96 feet to the corner formed by the intersection of the northerly side of 146th Road with the easterly side of Rockaway Boulevard;

THENCE northerly along the westerly side of Rockaway Boulevard, 110 feet;

THENCE easterly at right angles or nearly so to Rockaway Boulevard, 100.87 feet;

THENCE southerly at right angles or nearly so to the preceding course, 15 feet;

THENCE easterly at right angles or nearly so to the preceding course, 40 feet;

THENCE northerly at right angles or nearly so to the preceding course, 95 feet to the southerly side of 146th Avenue at the point or place or BEGINNING.

Exhibit A-1

Block 13296 Lot 101

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 147th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE northerly along the easterly side of Rockaway Boulevard, 193.91 feet to the corner formed by the intersection of the easterly side of Rockaway Boulevard with the southerly side of 146th Road;

THENCE easterly along the southerly side of 146th Road, 98.63 feet to a point;

THENCE southerly at right angles or nearly so with the southerly side of 146th Road, 195 feet to the northerly side of 147th Avenue;

THENCE westerly along the northerly side of 147th Avenue, 91.12 feet to the point or place of BEGINNING.

Block 13298 Lot 11

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 147th Avenue, distant 112.66 feet easterly from the corner formed by the intersection of the southerly side of 147th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE easterly along the southerly side of 147th Avenue, 320 feet to the corner formed by the intersection of the southerly side of 147th Avenue with the westerly side of 167th Street;

THENCE southerly along the westerly side of 167th Street, 170.57 feet to the corner formed by the intersection of the westerly side of 167th Street with the northerly side of Farmers Boulevard;

THENCE westerly along the northerly side of Farmers Boulevard, 321.17 feet;

THENCE northerly at right angles or nearly so to the northerly side of Farmers Boulevard, 143.71 feet to the southerly side of 147th Avenue, at the point or place of BEGINNING.

Exhibit A-2

Block 13302 Lot 171

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 147th Avenue with the easterly side of 167th Street;

RUNNING THENCE easterly along the southerly side of 147th Avenue, 49.53 feet;

THENCE southerly at right angles or nearly so to the southerly side of 147th Avenue, 175.48 feet to the northerly side of Farmers Boulevard;

THENCE westerly along the northerly side of Farmers Boulevard, 49.71 feet to the corner formed by the intersection of the northerly side of Farmers Boulevard with the easterly side of 167th Street;

THENCE northerly along the easterly side of 167th Street, 171.34 feet to the corner at the point or place of BEGINNING.

Block 1080 Lot 1

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of 85th Street and the northerly side of 24th Avenue;

RUNNING THENCE northerly along the easterly side of 85th Street, 567 feet to a point;

THENCE northeasterly along a curve to the right having a radius of 25 feet and arc distance of 37.10 feet to the southerly side of 23rd Avenue;

THENCE easterly along the southerly side of 23rd Avenue, 438.82 feet more or less to the corner formed by the intersection of the westerly side of 87th Street and the southerly side of 23rd Avenue;

THENCE southerly along the westerly side of 87th Street, 629.92 feet to the corner formed by the intersection of the westerly side of 87th Street and the northerly side of 24th Avenue;

THENCE westerly along the northerly side of 24th Avenue, 460 feet to the corner at the point or place of BEGINNING.

Exhibit A-3

SCHEDULE 1

[Existing Mortgages and Existing Notes]

Existing Mortgages

1.           Mortgage and Security Agreement dated July 2, 2007 securing the principal sum of $1,000,000 from 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC, recorded on August 30, 2008 in CRFN#: 2007000450197 in the office of the City Register of the City of New York, County of Queens.

2.           Mortgage dated July 1, 2010 securing the principal sum of $44,500,000.00 from 165-25 147th Avenue, LLC and 85-01 24th Avenue, LLC, recorded on _____________ in CRFN#: _____________________ in the office of the City Register of the City of New York, County of Queens.

Existing Notes

1.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $200,000.00 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of ING USA Annuity and Life Insurance Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

2.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $165,517.24 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of ING USA Annuity and Life Insurance Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

3.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $96,551.72 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24Th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of ING USA Annuity and Life Insurance Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

Schedule 1-1

                4.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $344,827.59 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of ING Life Insurance and Annuity Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

5.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $96,551.72 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of Security Life of Denver Insurance Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

6.           Senior Mortgage Note dated as of July 2, 2007 in the principal amount of $96,551.72 made by GTJ REIT, Inc., Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC and 114-15 Guy Brewer Boulevard, LLC in favor of ReliaStar Life Insurance Company, as endorsed to the order of Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company by Allonge dated July 1, 2010.

Schedule 1-2